United States
Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2006
Internet Commerce Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24996 (Commission File Number)	13-3645702 (I.R.S. Employer Identification No.)
6025 The Corners Parkway, Suite 100
Norcross, Georgia 30071
(Address of Principal Executive Offices)
(Zip Code)
(678) 533-8000
(Registrant’s telephone number, including area code)
NONE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
2005 Stock Incentive Plan
     At the 2006 Annual Meeting of Stockholders of Internet Commerce Corporation (the “Company”) held on January 4, 2006, the Company’s stockholders approved the Internet Commerce Corporation 2005 Stock Incentive Plan (the “Plan”). Upon the approval by the stockholders of the Plan, the Board of Directors discontinued future issuances under the Company’s Amended and Restated Stock Option Plan, which was adopted in 1999.
     The purpose of the Plan is to attract and retain key employees, directors, consultants and similar individuals by providing an incentive to work to increase the value of the Company’s stock and providing a stake in the future of the Company that corresponds to the stake of the Company’s stockholders.
     The Plan will be administered by the Compensation Committee of the Company. The Committee will have the authority to construe and interpret the Plan and to make all other determinations necessary and advisable for the administration of the Plan. Employees, non-employee directors, and consultants or advisors that provide services to the Company or its subsidiaries are eligible to receive awards under the Plan.
     The Plan provides for incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock awards, restricted stock units and stock appreciation rights. Each award granted under the Plan will be evidenced by a stock incentive agreement executed by the Company and the eligible recipient which sets forth terms and conditions as the Compensation Committee may determine in their discretion. A current form of the stock option agreement is attached hereto as Exhibit 10.2.
     A total of 5,000,000 shares of Class A Common Stock are reserved for issuance under the Plan, with such numbers subject to adjustment in the event of a change in the Company’s capitalization. To the extent any shares covered by a stock incentive remains unissued after the award is canceled, exchanged or expires unexercised, then such shares may again be available for use under the Plan. The Plan also provides that no person may be granted stock incentives covering more than 500,000 shares during any calendar year.
     In general, the Plan may be amended or terminated by the Board of Directors or the Compensation Committee, but certain amendments as specified in the Plan may not be made without the approval of the stockholders of the Company, including an amendment to increase the number of shares reserved under the Plan, to extend the term of the Plan, or to decrease the minimum exercise price of any stock award.
     Awards under the Plan may not be made on or after the earlier of November 15, 2015, or the date on which all of the shares reserved for the Plan have been issued or are no longer available for use under the Plan, but awards granted prior to such date may extend beyond that date.
     A more detailed description of the terms of the Plan can be found in the Company’s definitive proxy statement for its 2006 Annual Meeting of Stockholders (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on November 28, 2005, in the section of the Proxy Statement entitled “Adoption of Internet Commerce Corporation 2005 Stock Incentive Plan” and is incorporated by reference herein. The foregoing summary and the summary incorporated by reference from the Proxy Statement are qualified in their entirety by the full text of the Plan filed as Annex B to the Company’s Proxy Statement and incorporated by reference herein.

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Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.
10.1	Internet Commerce Corporation 2005 Stock Incentive Plan (incorporated by reference to Annex B of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 28, 2005 (File No. 000-24996)).

10.2	Form of Stock Option Agreement under the Internet Commerce Corporation 2005 Stock Incentive Plan.

10.3	Form of Restricted Stock Agreement under the Internet Commerce Corporation 2005 Stock Incentive Plan.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Internet Commerce Corporation
By:	/s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

Dated: January 10, 2006

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Internet Commerce Corporation 2005 Stock Incentive Plan (incorporated by reference to Annex B of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 28, 2005 (File No. 000-24996)).

10.2	Form of Stock Option Agreement under the Internet Commerce Corporation 2005 Stock Incentive Plan.

10.3	Form of Restricted Stock Agreement under the Internet Commerce Corporation 2005 Stock Incentive Plan.